EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2005 relating to the consolidated financial statements of MortgageIT Holdings, Inc. and Subsidiaries, which appears in the MortgageIT Holdings, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
January 24, 2006